Exhibit 99.1

AEGION CORPORATION APPOINTS CHARLES R. GORDON
PRESIDENT AND CHIEF EXECUTIVE OFFICER

BOARD OF DIRECTORS APPROVES REALIGNMENT AND
RESTRUCTURING PLAN TO ENHANCE AEGION’S GROWTH
OPPORTUNITIES AND IMPROVE PROFITABILITY

REALIGNMENT EXPECTED TO DELIVER ANNUAL PRE-TAX
SAVINGS OF $8 TO $11 MILLION OR $0.15 to $0.20
PER DILUTED SHARE

2014 FULL-YEAR NON-GAAP EARNINGS PER SHARE
OUTLOOK REVISED TO $1.27 TO $1.37

Saint Louis, MO - October 6, 2014 - Aegion Corporation (“Aegion” or the “Company”) (Nasdaq Global Select Market: AEGN), a global leader in infrastructure protection and maintenance, today announced that its Board of Directors has appointed Charles R. “Chuck” Gordon as President and Chief Executive Officer, effective immediately. Mr. Gordon remains a member of the Company’s Board of Directors and of the Board’s Strategic Planning and Finance Committee.

“After a comprehensive search process that included the evaluation of several qualified candidates for the position of President and Chief Executive Officer, the Board has unanimously approved Chuck’s appointment. This decision was not only based on his previous executive and industry experiences, but also on the leadership qualities he has displayed while in the role of interim Chief Executive Officer,” said Alfred L. Woods, Chairman of the Board of Directors. “Having served on the Board of Directors since 2009, Chuck has a thorough understanding of our business, operations and strategy, and a deep appreciation for the hard work and dedication of our employees. We are very pleased Chuck has decided to accept the permanent position and are confident that he is very well qualified to lead the Company into its next chapter of growth.”

“I am honored to become the President and Chief Executive Officer of Aegion Corporation,” said Mr. Gordon. “Over the last five months, I have worked closely with Aegion’s management team and traveled to many of our Company’s locations. During this time, it has become apparent to me that Aegion is uniquely positioned to succeed across the markets we serve.”

Mr. Gordon continued, “I firmly believe Aegion is executing the right strategy to achieve sustainable earnings per share growth, grow operating cash flow and improve return on invested capital consistent with our long-term objectives. One of my key priorities is to increase our focus in order to fully integrate our broad portfolio of technologies and services with our clients, ensuring we are taking advantage of the market opportunities. We must also take the necessary steps to improve execution consistency and deliver greater profitability. We have a strong management team and capable and dedicated employees who will execute the Company’s strategy and create lasting stockholder value. I am looking forward to leading the efforts to successfully deliver on the promise of Aegion’s opportunities.”

Strategic Realignment Enhances Aegion’s Growth Opportunities

The Company also announced today that it will realign its businesses into three new platforms with unique leadership teams. The realignment focuses on streamlining the organization to improve execution and enhance growth and profitability. This will require a change in the reporting segments effective in the fourth quarter of 2014.

Infrastructure Solutions Platform

Aegion will combine the Water & Wastewater and Commercial & Structural segments to form the Infrastructure Solutions platform. This new platform will include the market leading products of Insituform and Fyfe/Fibrwrap, and offer clients a more comprehensive solution for the rehabilitation and strengthening needs of their critical infrastructure assets (primarily pipelines), but also for structures and transportation assets. This segment is expected to account for more than 45 percent of Aegion’s consolidated 2014 revenues. In North America, Insituform and Fyfe/Fibrwrap will execute a combined municipal sales and business development effort with over 3,000 contracting clients. Fyfe/Fibrwrap will build on the investments made to reestablish growth in industrial pipelines, structures and DOT infrastructure through a focused sales and business development effort. Fyfe/Fibrwrap also will leverage Insituform’s project management capabilities and fully integrated back office systems resulting in greater attention to market access, business development and improved execution. In Asia-Pacific, the combination of the two businesses will leverage best practices and resources to drive sustainable improvement across the region for both product lines.

Over the last five months, Insituform conducted a thorough review of its international contracting operations, with the objective of reducing risk, increasing market visibility and generating consistent and sustainable operating profits. In North America, Insituform is a very successful vertically integrated company offering superior contract installation services and high-quality manufactured cured-in-place pipe (CIPP) products. In 2006, Insituform began marketing and selling its manufactured products to third-party contractors. This third-party business now represents a meaningful and profitable portion of Insituform’s business in North America. In the European and Asian markets, Insituform has mostly relied on the contracting model to penetrate new markets, but also has had success with third-party product sales in several former contracting markets in Europe and in certain Asian countries. The recent comprehensive review has resulted in the decision to transition the Insituform businesses in France, Switzerland, India, Hong Kong, Malaysia and Singapore from CIPP contract installation services to the marketing and sale of Insituform’s manufactured products and technical services to local contractors. This decision was made taking into account market size, bid table consistency, supportive governmental bid process, length of cash collections and operating results in each country. Aegion recorded $16.0 million, $7.6 million and $2.9 million in operating losses associated with these markets, including administrative and headquarter expenses, for the years ended December 31, 2012 and 2013 and the six months ended June 30, 2014, respectively. The transition is expected to conclude by the end of the third quarter of 2015 as Insituform completes existing backlog in the affected countries.

“By combining Fyfe/Fibrwrap and Insituform to form our new Infrastructure Solutions platform, we are building on our previously announced plans to align the two North American municipal pipeline rehabilitation organizations and give both companies opportunities to strengthen client relationships and increase prospects for growth,” said Mr. Gordon. “In addition, it is difficult to be a single product contract installation business without a well-developed and growing CIPP market. We believe Insituform’s transition from contracting services to third-party product sales and technical services in France, Switzerland, India, Hong Kong, Malaysia and Singapore will generate higher and more consistent profitability for our Infrastructure Solutions platform.”

Corrosion Protection Platform

The Corrosion Protection platform will retain the original businesses comprising the Energy & Mining platform (Corrpro, United Pipeline Systems, The Bayou Companies, CCSI and CRTS) created through the Company’s diversification activity between 2009 and 2011, and is expected to account for more than 30 percent of Aegion’s 2014 consolidated revenues. Strong energy fundamentals are projected to result in sustained investments in pipeline infrastructure for the oil and gas upstream and midstream segments as well as downstream refining and petrochemical industries, which provides a favorable outlook for Aegion’s Corrosion Protection platform in North

America, the Middle East and South America over the near and medium terms. The Company plans to evaluate new technologies and services to expand the existing portfolio of technologies and services and allow for the further expansion of the Corrosion Protection platform’s geographic footprint.

The Gulf of Mexico deepwater oil and gas market is expected to provide significant opportunities for pipe coatings and pipeline thermal insulation protection over the next few years, after a five-year lull that started with the recession in 2009 and was prolonged by the BP oil spill and the subsequent diversion of investment to onshore shale oil and gas opportunities. While Bayou’s New Iberia, Louisiana plant is positioned very well for the deepwater pipe coating market, the projects are large and will be subject to risks associated with the timing of investment and execution decisions, both of which are out of Bayou’s control. Due to the inherent risks in the deepwater market, Bayou’s management has evaluated options to restructure its Louisiana operations to cost effectively meet market demand, for both onshore and offshore projects, by optimizing pipe coating activities and reducing fixed costs. As a result of the review, Aegion management made the decision to shutter two older and redundant fusion bonded epoxy coating plants and to terminate several land leases. The actions taken to right-size the cost structure at Bayou’s Louisiana facility will lower operating profit volatility and improve financial performance by significantly reducing the revenues required to break-even. The repositioning of the Bayou Louisiana facility will also include additional capital investments in the remaining coating facilities over the next two to three years to augment Bayou’s competitive position.

Mr. Gordon commented, “The Corrosion Protection platform’s consolidated leadership structure will facilitate the integration of the various sales organizations and provide more comprehensive solutions to clients. Corrpro, United Pipeline Systems, Bayou, CRTS and CCSI offer a unique portfolio of technologies and services to rehabilitate and protect pipeline assets in the oil, gas and mining markets. We believe there are significant opportunities to accelerate our growth prospects across the platform in the targeted markets of North America, the Middle East and South America.”

Energy Services Platform

This new business platform consists of Brinderson’s operations with respect to long-term maintenance contracts and other essential services including engineering, turnaround and small capital construction for the upstream and downstream oil and gas markets, primarily in California. The Energy Services platform is expected to represent more than 20 percent of Aegion’s consolidated 2014 revenues. Brinderson’s access to these important markets creates opportunities for strong top line growth and cash generation as well as increased contributions from recurring revenue sources.

“The formation of the Energy Services platform supports Aegion’s objective to expand our presence in the key upstream and downstream markets in North America,” said Mr. Gordon. “This segment of the market is expected to grow over the medium term, presenting a favorable market outlook for Brinderson’s services. Brinderson’s ability to deliver recurring revenues and profits, primarily through facility maintenance contracts, combined with margin improvement opportunities by selling other Aegion technologies, provides Aegion with a more predictable earnings outlook for sustainable growth.”

Restructuring Charges

As part of the realignment and restructuring plan, Aegion expects to record certain pre-tax charges, primarily in the third and fourth quarters of 2014. Management estimates the restructuring initiative will be completed over the next year. The estimated pre-tax charges are expected to consist of the following:

•
Cash costs of $15 to $18 million to be incurred from the fourth quarter of 2014 through the third quarter of 2015 for employee severance, extension of benefits, employment assistance programs and other costs associated with the restructuring.

•	Non-cash costs of $40 to $45 million associated with the write-down or write-off of tangible assets, including long-term assets, primarily related to (1) Insituform’s contracting activities in France,

Switzerland, India, Hong Kong, Malaysia and Singapore; (2) consolidation of the Fyfe/Fibrwrap and Insituform businesses; and (3) reconfiguring Bayou’s Louisiana facility. In addition, the Company is currently in the process of reviewing certain intangible assets, including goodwill, for the reporting units affected by the restructuring plan, which could result in future impairment charges. Management currently believes the potential range of non-cash impairment charges could be $30 to $40 million out of total value of approximately $85 million of goodwill and other intangible assets related to these reporting units. This estimate is subject to change pending the outcome of a detailed review, which is expected to be completed during the fourth quarter of 2014.

Annual Savings from the Restructuring

“We believe the announced actions position Aegion for consistent and sustainable revenue and earnings growth, reduce volatility and focus management time and attention on the markets and activities that provide the greatest opportunities for the Company,” said Mr. Gordon. “Management expects between 150 to 170 full-time positions to be eliminated as a result of the realignment out of approximately 6,000 employees at Aegion worldwide. The actions taken today will eliminate international CIPP contracting losses, streamline the sales and operations in the municipal pipeline market, realize back office savings through the combination of Fyfe/Fibrwrap and Insituform and lower fixed costs at Bayou. We expect to generate annual savings of $8 to $11 million, or $0.15 to $0.20 per diluted share, on a GAAP basis, with $0.03 to $0.04 per diluted share in anticipated savings recognized in the fourth quarter of 2014.”

Aegion’s 2014 Outlook

Several recent events have adversely affected management’s outlook for the second half of 2014 for the Energy & Mining and Commercial & Structural platforms:

•
The Company recently was informed by its clients that two large projects will not begin as expected in the fourth quarter of 2014. The first is a $34 million onshore coatings project for Bayou’s Louisiana facility announced in the second quarter of 2014. In a highly unusual development, the client suspended the entire onshore project, leaving the ultimate execution of this project in question. As a result of the indefinite suspension, the client has canceled Bayou’s anticipated pipe coating activities, effectively converting this contract for the foreseeable future to a long-term pipe storage contract. This project cancellation reduces Aegion’s June 30, 2014 reported backlog by the total contract value. The second, a sizeable pipeline rehabilitation project for the Fyfe North American business originally anticipated to begin and be completed during the fourth quarter of 2014, is now expected to start during the first half of 2015. These two projects had a significant impact on Aegion’s forecast for fourth quarter results and represent a significant portion of the reduction in the full-year 2014 non-GAAP earnings per share outlook.

•
While Brinderson’s core business is performing well in 2014, Aegion’s original non-GAAP 2014 guidance of $1.50 to $1.70 included significant contributions to revenues and profits from work in the Permian Basin and large capital projects in the upstream market, each a relatively new market for Brinderson. Those market opportunities have been slow to develop in 2014, especially in the second and third quarters of the year, because of a smaller initial award in the Permian Basin and a competitive bidding environment in the upstream large capital segment. The reduced pace of Brinderson’s entry into both areas resulted in a change in management’s expectations for 2014 performance from the mid to high end of the original earnings per share guidance range to the lower end. The full-year impact in 2014 will lower previously forecasted gross margins by 100 basis points to approximately 15 percent and will result in revenues of approximately $285 million as the strength of the downstream segment and upstream maintenance activities remain within expectations. The underperformance in these two market segments during the second half of 2014 is a contributor to the revised full-year guidance. Brinderson’s reported results in 2013 and forecasted results for 2014 are in line with Aegion’s buyer’s case analysis for the acquisition.

•
The remaining portion of the guidance reduction comes from three areas. First, Corrpro now forecasts lower gross margins in the second half of 2014 due to higher than expected cathodic protection construction activities supporting new pipeline installations. These installation activities usually lead to higher margin engineering and inspection services in future periods, but have weakened the overall mix of revenue projected in the second half of 2014. Second, CRTS received notice that the 36-inch diameter trunk line pipe installation activities for the offshore portion of the Saudi Arabia Wasit project will cease early in the fourth quarter and restart in early 2015. Finally, the North American work typically released in the second half of the year to United Pipeline Systems through its master service agreements has been slow to materialize as key customers delay pipeline lining activities.

As a result of the above, Aegion’s full-year 2014 non-GAAP diluted earnings per share guidance is reduced to $1.27 to $1.37, inclusive of the estimated $0.03 to $0.04 per diluted share benefit from the realignment actions in the fourth quarter, but excluding all restructuring charges. In addition, management is currently conducting a further evaluation of certain legal matters, which may result in litigation reserves related to outstanding receivables. Any such litigation reserves would not be considered part of the restructuring charges discussed earlier, and are not included in this revised guidance. The revised forecast for cash flow from operating activities is $80 to $90 million, excluding the estimated cash costs associated with the restructuring charge. Return on invested capital is expected to be in the range of 6 to 7 percent.

“We previously discussed the risk factors that could impact our results in the second half of the year,” continued Mr. Gordon. “While the cancellation of the coating project and scheduling delay for the Fyfe/Fibrwrap pipeline rehabilitation project are disappointing, they are not indicative of the expected market opportunities for Bayou and the recovery underway at Fyfe’s North American business. The expansion of the Brinderson business into new geographies and the small engineering, procurement and construction capital project segment are opportunities for additional growth. Corrpro is experiencing strong demand for its services and will grow revenues in 2014. The work mix issues in 2014, which have pressured margins, should prove temporary as we regain momentum in the higher margin portions of the Corrpro business and accelerate the build-out of the Middle East market. We believe the North American market remains strong and an important source for future growth at United Pipeline Systems, despite the delays we have seen this year. Finally, our Insituform North America business has enjoyed a very successful year with strong top line growth and margin expansion.”

Aegion Well-Positioned for Future Growth

Mr. Gordon concluded, “As we look toward 2015 and beyond, we are confident this realignment best positions Aegion for future sustainable and consistent growth. Reorganizing Aegion’s businesses integrates our market-facing organization, which improves our ability to deliver comprehensive solutions to our customers, thereby enhancing the Company’s ability to grow. We are now better positioned to allocate resources for improved execution of a strong line-up of technologies and services led by Corrpro, Brinderson, Insituform North America and United Pipeline Systems, which will allow us to take advantage of strong end markets. We also will evaluate new technologies and services that complement our existing portfolio as well as review growth prospects across all platforms in targeted geographic markets. We believe these strategic actions will improve our ability to achieve Aegion’s longer term financial objectives and are in the best interest of all stakeholders.”

Conference Call

Aegion will host a conference call on October 7, 2014 beginning at 9:30 A.M. eastern daylight time.

Listen-only, Toll free: 877-312-8824
Listen-only, Toll: 408-940-3830
Confirmation Code: 15315395

About Charles R. Gordon

Mr. Gordon served as Interim Chief Executive Officer of Aegion Corporation from May 5, 2014 to October 6, 2014. Mr. Gordon served as Chief Executive Officer of Natural Systems Utilities, LLC, a distributed water infrastructure company from February 2014 to May 2014, and continues to be a member of its Board of Directors. Prior to

Natural Systems Utilities, Mr. Gordon was President and Chief Operating Officer of Nuverra Environmental Solutions, Inc. (a holding company formerly known as Heckmann Corporation that buys and builds companies in the water sector) from November 2010 until his resignation in October 2013. Mr. Gordon was President and Chief Executive Officer of Siemens Water Technologies (a business unit of Siemens AG, a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers) from 2008 to 2010. Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group from 2005 to 2008 and as Executive Vice President of the Siemens Water & Wastewater Services and Products Group from 2003 to 2005. His past experience also includes various management positions with US Filter Corporation and Arrowhead Industrial Water, prior to the acquisition of US Filter Corporation by the Siemens family of companies in 2004. Mr. Gordon also serves on the Board of Directors of The Regional Learning Center based in Cranberry Township, Pennsylvania. Mr. Gordon previously served as a director of the Siemens Foundation until his departure from Siemens Water Technologies in November 2010.

About Aegion Corporation

Aegion Corporation is a global leader in infrastructure protection and maintenance, providing proprietary technologies and services to (i) rehabilitate and strengthen water, wastewater, energy and mining piping systems and buildings, bridges, tunnels and waterfront structures; (ii) protect against the corrosion of industrial pipelines; and (iii) utilize integrated professional services in engineering, procurement, construction, maintenance and turnaround services to a broad range of energy related industries. More information about Aegion can be found on our internet site at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on February 28, 2014, and in the Company’s subsequent quarterly reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, the Company’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward looking-statements made by the Company in this news release are qualified by these cautionary statements.

Aegion®, the Aegion® logo, Bayou Companies®, Brinderson®, CCSI™, Corrpro®, CRTS™, Fyfe®, Fibrwrap®, Insituform® and United Pipeline Systems® are the registered and unregistered trademarks of Aegion Corporation and its affiliates.

CONTACT:

Aegion Corporation
David A. Martin, 636-530-8000
Executive Vice President and Chief Financial Officer